EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 5, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Vasomedical, Inc. and Subsidiaries on Form 10-K for the fiscal year ended May 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Vasomedical, Inc. and Subsidiaries on Forms S-3 (File No. 333-127752, effective August 22, 2005, File No. 333-34044, effective April 12, 2000, File No. 333-60341, effective December 28, 1998, File No. 333-33319, effective August 21, 1997, and File No. 33-62329, effective September 18, 1995) and on Forms S-8 (File No. 333-86152, effective April 12, 2002, File No. 333-42692, effective August 1, 2000, File No. 333-85457, effective August 18, 1999, File No. 333-85455, effective August 18, 1999, File No. 333-60471, effective August 3, 1998, File No. 333-11579, effective September 6, 1996, File No. 333-11581, effective September 6, 1996, and File No. 333-11583, effective September 6, 1996).

/s/  Miller Ellin & Company, LLP
MILLER ELLIN & COMPANY, LLP

New York, New York
August 25, 2006